                               HEICO CORPORATION


                                  EXHIBIT 21


                               TO THE FORM 10-K


                           FOR THE FISCAL YEAR ENDED


                               OCTOBER 31, 2001


             SECURITIES AND EXCHANGE COMMISSION FILE NUMBER 1-4604

                                                                      EXHIBIT 21
                      HEICO CORPORATION AND SUBSIDIARIES
                            SUBSIDIARIES OF COMPANY

NAME                                              STATE OF INCORPORATION
----                                              ----------------------
HEICO Aerospace Holdings Corp.                         Florida
 HEICO Aerospace Corporation                           Florida
  Jet Avion Corporation                                Florida
  LPI Industries Corporation                           Florida
  Aircraft Technology, Inc.                            Florida
    EWE Warehouse Investments IV, Inc.                 Florida
    EWE Warehouse Investments IV, Ltd.                 Florida
  ATI Heat Treat Corporation   (Inactive)              Florida
  Jet Avion Heat Treat Corporation (Inactive)          Florida
 N.A.C. Acquisition Corporation                        Florida
  Northwings Accessories Corporation                   Florida
  Kinetic Technologies, Inc.                           Florida
 HNW Building Corp.                                    Florida
 McClain International, Inc.                           Georgia
 McClain Property Corp.                                Florida
 Associated Composite, Inc.                            Florida
 Rogers-Dierks, Inc.                                   Florida
 Turbine Kinetics, Inc.                                Florida
 Air Radio & Instruments Corp.                         Florida
 Thermal Structures, Inc.                              California
 TSI Quality Honeycomb Holdings Corp. (Inactive)       California
 Future Aviation, Inc.                                 Florida
 Avitech Engineering Corp., formerly known as          California
    Avitech Acquisition Corp.
 ATK Acquisition Corp.                                 Florida
 Parts Advantage, LLC                                  Delaware
 Aviation Facilities, Inc., formerly known as          Florida
    AFI Acquisition Corp.
 HEICO Aerospace Parts Corp., formerly known as        Florida
    Flight Specialties Acquisition Corp.
 Jetseal, Inc.                                         Florida
HEICO Electronic Technologies Corp.                    Florida
 Radiant Power Corp.                                   Florida
 Leader Tech, Inc.                                     Florida
 Santa Barbara Infrared, Inc.                          California
 101 Lummis Road Corp (Inactive)                       Florida
 AD HEICO Acquisition Corp.                            Florida
  Aero Design, Inc.                                    Tennessee
  Battery Shop, LLC                                    Tennessee
 Analog Modules, Inc.                                  Florida
Inertial Airline Services, Inc.                        Florida
HEICO International Corporation                        U.S. Virgin Islands
HEICO East Corporation                                 Florida
HEICO-NEWCO, Inc. (Inactive)                           Florida
HEICO Engineering Corp. (Inactive)                     Florida
HEICO--Jet Corporation (Inactive)                      Florida
HEICO Bearings Corp. (Inactive)                        Florida

  Subsidiaries of the Company, all of which are directly or indirectly wholly-owned (except for HEICO Aerospace Holdings Corp. and its subsidiaries, which are 80%-owned and Parts Advantage, LLC, which is 84% owned).